Exhibit 99.1

INVESTOR CONTACT:

Hulus Alpay
Makovsky & Co.
(212) 508-9641
halpay@makovsky.com

MEDIA CONTACT:

Roger Villareal
Benjamin | Weber Shandwick
(415) 354-8372
rvillareal@webershandwick.com

DOCENT ANNOUNCES PRELIMINARY SECOND QUARTER
FINANCIAL RESULTS

Mountain View, CA – July 3, 2002 – Docent, Inc. (Nasdaq: DCNT), the premier provider of business performance management solutions for Global 2000 companies, today announced preliminary results for its second quarter ended June 30, 2002. Based on preliminary results, Docent expects to report total revenue of approximately $6.4 to $6.6 million, based on license revenue of approximately $2.7 to $2.8 million and service revenue of approximately $3.7 to $3.8 million. Based on these estimated revenues, the Company expects to report a pro-forma net loss of approximately $0.13 to $0.15 per share. Pro-forma net loss excludes non-cash, stock-based compensation charges, amortization of intangibles, and restructuring charges related to consolidation of facilities, employee severance, and write-off of assets.

“Docent’s financial performance this quarter was adversely impacted by the continuing global economic downturn,” said R. Andrew Eckert, president and CEO. “The current environment for selling enterprise software has never been more challenging. As we exited our strong first quarter, we were encouraged by the level of sales activity being generated. However, as the second quarter progressed, we experienced an increased degree of caution and deliberation by customers and prospects regarding software purchases, resulting in lengthened sales cycles, contract delays, and reduced project scopes.”

“In the short term, we expect business conditions to remain challenging for enterprise software companies,” said Eckert. “However, we are confident that our business strategy, outstanding value propositions, vertical market orientation, client satisfaction, and strong cash and investment balances of approximately $50 million positions Docent to generate higher revenue growth and to achieve profitability in the future.”

Docent will provide more information when it reports final second quarter results on July 22, 2002 after the market closes.

About Docent, Inc.

Docent Inc. (NASDAQ: DCNT) offers the most complete solutions suite of business performance management applications that accelerate time-to-market, increase employee productivity and improve top- and bottom-line business results for enterprises around the world. Among its blue chip customers who recognize the strategic link between employee knowledge and meeting business objectives are Cingular Wireless, Harley-Davidson, Wachovia Corporation and United Airlines. Docent’s customer list features 315 companies, including 60 of the Fortune 500.

Only Docent offers the most robust, high-performance solutions suite designed to address the specific business challenges of multiple markets, including life science, energy, telecommunications, financial services, retail and manufacturing industries. Docent has the broadest and deepest relationships with the world’s most prominent consulting and systems integrators, including PricewaterhouseCoopers, Cap Gemini Ernst & Young and Deloitte Consulting. Docent is headquartered in Mountain View, Calif., with other offices throughout the U.S., Europe and Asia-Pacific. For more information visit www.docent.com.

This press release may contain forward-looking statements, including statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not historical facts or guarantees of future performance or events. They are based on current expectations, estimates, beliefs, assumptions and goals and objectives, and are subject to uncertainties that are difficult to predict. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates and estimates. All forward-looking statements included in this release are based upon information known to the parties as of the date of this release, and none of the parties assumes any obligation to update any such forward-looking statements. These statements are not guarantees of future results and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Please refer to the discussion of risk factors and other factors included in Docent’s Report on Form 10-K for the year ended December 31, 2001, Form 10-Q for the quarter ended March 31, 2002, and other filings made with the Securities & Exchange Commission.

Docent is a trademark and/or registered trademark of Docent, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

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